EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


Boundless Corporation

We hereby consent to the incorporation by reference in the registration statements of Boundless Corporation on Form S-8 (File Nos. 33-95846, 33-81106, 33-86896 and 333-76597) of our report dated March 23, 2001, except for Note 7 as to which the date is April 17, 2001, on our audits of the consolidated financial statements and schedules of Boundless Corporation and Subsidiaries, which report is included in this Annual Report on Form 10-K for the year ended December 31, 2000.


BDO Seidman, LLP


Melville, New York
April 17, 2001